Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form SB-2 of our report dated February 10, 2006, except for Note 18, as to which the date is March 21, 2006 and Notes 2, 5, and 19 as to which the date is May 23, 2006 which appears on page F-2, for the year ended December 31, 2005, and to reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
June 6, 2006